CONSENT AGREEMENT


                  THIS CONSENT AGREEMENT (the "Consent Agreement"), dated as of March 1, 2006, is by and between RiverSource Investments, LLC, a Minnesota limited liability company and investment manager to the Fund(s) listed on Exhibit A (the "Funds") ("Investment Manager") and Threadneedle International Limited, a company organized under the laws of England and Wales (the "Subadviser"). Investment Manager and Subadviser are collectively referred to as the "parties".

         WHEREAS, the parties entered into a Subadvisory Agreement effective as of the date set forth on Exhibit A ("Subadvisory Agreement"); and

         WHEREAS, each Fund set forth on Exhibit A of the Agreement has entered into Investment Management Services Agreements with RiverSource ("IMS Agreements"), under which Investment Manager provides investment advisory services to the Funds; and

         WHEREAS, on October 1, 2005, Subadviser consented to the transfer of the IMS Agreements from Ameriprise Financial, Inc. (formerly known as American Express Financial Corporation) to Investment Manager; and

         WHEREAS, on February 15, 2006, shareholders of the Funds approved new IMS Agreements.

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. CONSENT. Effective as of the date of this Consent Agreement, the parties hereby consent to the continuation of the Subadvisory Agreement observing and performing the same duties, obligations, terms provisions and covenants of the Subadvisory Agreement, and agree that the Subadvisory Agreement shall have the same force and effect as prior to the date of the this Consent Agreement.

         2. COUNTERPARTS. This Consent Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Consent
Agreement to be duly executed by their respective officers as of the date and year first above written.



                          RIVERSOURCE INVESTMENTS, LLC


                          By:          /s/ Paula R. Meyer
                                -------------------------
                          Name:            Paula R. Meyer
                          Title:           Senior Vice President


                          THREADNEEDLE INTERNATIONAL LIMITED, LLC


                          By:          /s/ William Lowndes
                          ---------------------------------
                          Name:            William Lowndes
                          Title:           Director


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
                                                                 EXHIBIT A

                                                       Fund and Subadvisory Agreement
-----------------------------------------------------------------------------------------------------------------------
             Registrant                               Fund                              Agreement/Amendment
-----------------------------------------------------------------------------------------------------------------------
AXP Global Series, Inc.               RiverSource Emerging Markets          Subadvisory Agreement dated as of July 10,
                                      ------------------------------------- 2004, between Threadneedle International
                                      RiverSource Global Equity             Limited and RiverSource Investments, LLC
                                      ------------------------------------- (as transferred to RiverSource
                                      RiverSource Global Balanced           Investments, LLC, from American Express
                                      ------------------------------------- Financial Corporation on October 1, 2005)
                                      RiverSource European Equity
                                      -------------------------------------
                                      RiverSource International
                                      Opportunity
-----------------------------------------------------------------------------------------------------------------------
AXP VP Investment Series, Inc.        RiverSource VP Emerging Markets
                                      -------------------------------------
                                      RiverSource VP International
                                      Opportunity
-----------------------------------------------------------------------------------------------------------------------